                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        CITIZENS & NORTHERN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                     [CITIZENS & NORTHERN CORPORATION LOGO]
                                90-92 Main Street
                          Wellsboro, Pennsylvania 16901


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, APRIL 15, 2003


TO OUR STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the stockholders of Citizens & Northern Corporation (the "Corporation") will be held at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 15, 2003, at 2:00 P.M., local time, for the following purposes:

     1. To elect three Class I directors to serve for a term of 3 years;

     2. To approve and adopt the second amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan;

     3. To ratify the action of the Board of Directors in the appointment of the firm of Parente Randolph, PC as independent auditors of the Corporation; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on February 28, 2003 are entitled to notice of, and to vote at, the meeting. Such stockholders may vote in person or by proxy.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                   By Order of the Board of Directors,

                                   Kathleen M. Osgood
                                   Corporate Secretary

March 18, 2003

                         CITIZENS & NORTHERN CORPORATION
                                90-92 MAIN STREET
                          WELLSBORO, PENNSYLVANIA 16901

                                 PROXY STATEMENT
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 15, 2003

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 15, 2003, at 2:00 P.M. at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof. The approximate date upon which this Proxy Statement and proxy will first be mailed to stockholders is March 18, 2003.

         Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked. If no direction is indicated, such shares will be voted in favor of the election of directors of the nominees named below, in favor of the second amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan, in favor of the ratification of the appointment of the firm of Parente Randolph, PC as the Corporation's independent auditors, and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

         The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram or other electronic means by the Corporation's directors, officers and employees. American Stock Transfer & Trust Company, the transfer agent and registrar for the Corporation, will assist in the distribution of proxy materials and the solicitation and tabulation of votes. Arrangements also may be made with custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         The Board of Directors has fixed the close of business on February 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the record date, there were outstanding and entitled to vote 5,335,574 shares of common stock. Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes that all stockholders are entitled to cast shall constitute a quorum at the Annual Meeting. An abstention will be considered present at the meeting for purposes of determining a quorum, but will not be counted as voting for or against the issue to which it relates. The Articles of Incorporation of the Corporation do not permit cumulative voting.

         No person is known by the Corporation to have beneficially owned 5% or more of the outstanding common stock of the Corporation as of February 28, 2003.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at thirteen. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually. Three directors in Class I are to be elected at the Annual Meeting to serve for a three-year term. It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management's nominees named in the tabulation below. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is necessary for the election of directors. Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Each director elected will continue in office until a successor has been elected. The Board of Directors recommends a vote "FOR" the election of the nominees listed below, each of whom has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.

         The following table sets forth certain information about the director nominees, all of whom are presently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting.

NAME, AGE AND CERTAIN BIOGRAPHICAL INFORMATION                                PERIOD OF SERVICE AS A DIRECTOR
----------------------------------------------                                --------------------------------

CLASS I - MANAGEMENT'S NOMINEES FOR A 3 YEAR TERM ENDING IN 2006:

R. Robert DeCamp, 62                                                                    Director since 1988
  President of Patterson Lumber Co., Inc.

Edward H. Owlett, III, 48                                                               Director since 1994
 President & CEO of Putnam Company, formerly
 Attorney in law firm of Owlett & Lewis, P.C.

James E. Towner, 56                                                                     Director since 2000
 Publisher of The Daily / Sunday Review

CLASS II - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004:

R. Bruce Haner, 55                                                                      Director since 1998
  Auto Buyer for New Car Dealers, formerly Inventory Control Manager of
  Williams Auto Group

Susan E. Hartley, 45                                                                    Director since 1998
  Attorney at Law

Leo F. Lambert, 48                                                                      Director since 2001
  President and General Manager of Fitzpatrick & Lambert, Inc.

Edward L. Learn, 55                                                                     Director since 1989
  Owner of Learn Hardware & Building Supply

Leonard Simpson, 54                                                                     Director since 1989
  Attorney at Law

CLASS III - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2005:

Dennis F. Beardslee, 52                                                                 Director since 1999
  Owner of Terrace Lanes Bowling Center

Jan E. Fisher, 48                                                                       Director since 2002
  Executive Director for Healthcare Services of Laurel Health System

Karl W. Kroeck, 63                                                                      Director since 1996
  Farmer

Craig G. Litchfield, 55                                                                 Director since 1996
  President & Chief Executive Officer of Citizens & Northern Corporation and
  Citizens & Northern Bank

Ann M. Tyler, 58
  Director since 2002
  Certified Public Accountant in firm of Ann M. Tyler CPA, PC

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows beneficial ownership of the Corporation's common stock as of February 11, 2003 by (i) each director of the Corporation,
(ii) each executive officer named in the Summary Compensation Table on page 8 and (iii) all directors and executive officers as a group.

                                                      Amount and Nature of                     Percent of Class
Name                                                 Beneficial Ownership (1) (2) (3)          (if 1% or Greater)
----                                                 -----------------------------             ------------------

Dennis F. Beardslee                                             3,659                                   --
R. Robert DeCamp                                                2,683                                   --
Jan E. Fisher                                                     751                                   --
R. Bruce Haner                                                  8,065                                   --
Susan E. Hartley                                                3,423                                   --
Karl W. Kroeck                                                  3,331                                   --
Leo F. Lambert                                                  3,159                                   --
Edward L. Learn                                                 3,196                                   --
Craig G. Litchfield                                            34,610                                   --
Edward H. Owlett, III                                           9,107                                   --
Leonard Simpson                                                19,850(4)                                --
James E. Towner                                                 3,696                                   --
Ann M. Tyler                                                      735                                   --
Brian L. Canfield                                              15,934                                   --
Mark A. Hughes                                                  4,267                                   --
Matthew P. Prosseda                                            11,183                                   --
Deborah E. Scott                                                6,131                                   --
Directors and Executive Officers as a Group                   152,862                                 2.86%


(1) Pursuant to the regulations of the Securities and Exchange Commission, an individual is considered to "beneficially own" shares of common stock if he or she directly or indirectly has or shares (a) the power to vote or direct the voting of the shares; or (b) investment power with respect to the shares, which includes the power to dispose of or direct the disposition of the shares. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed.

(2) In addition, an individual is deemed to be the beneficial owner if he or she has the right to acquire shares within 60 days through the exercise of any option. Therefore, the following stock options that are exercisable within 60 days after February 11, 2003 are included in the shares above:
     Mr. Beardslee, 1,184 shares; Mr. DeCamp, 1,384 shares; Mrs. Fisher, 274 shares; Mr. Haner, 1,384 shares; Ms. Hartley, 1,384 shares; Mr. Kroeck, 1,584 shares; Mr. Lambert, 684 shares; Mr. Learn, 1,584 shares; Mr. Litchfield, 22,090 shares; Mr. Owlett, 1,584 shares; Mr. Simpson, 1,432 shares; Mr. Towner, 832 shares; Ms. Tyler, 274 shares; Mr. Canfield, 9,470 shares; Mr. Hughes, 3,429 shares; Mr. Prosseda, 8,879 shares; and Mrs. Scott, 4,929 shares.

(3) Includes the following restricted stock awards granted under the Stock Incentive Plan of the Corporation: Mr. Beardslee, 67 shares; Mr. DeCamp, 67 shares; Mrs. Fisher, 30 shares; Mr. Haner, 67 shares; Ms. Hartley, 67 shares; Mr. Kroeck, 67 shares; Mr. Lambert, 67 shares; Mr. Learn, 67 shares; Mr. Litchfield, 1,105 shares; Mr. Owlett, 67 shares; Mr. Simpson, 67 shares; Mr. Towner, 67 shares; Ms. Tyler, 30 shares; Mr. Canfield 552 shares; Mr. Hughes, 413 shares; Mr. Prosseda, 413 shares; and Mrs. Scott, 413 shares. Restricted stock awards granted under the Stock Incentive Plan vest ratably over a three year period; however, the recipients have the right to vote all awarded shares.

(4) Includes 2,593 shares held in a SEP-IRA Plan for the benefit of Mr. Simpson's retirement plan.

                          BOARD OF DIRECTOR COMMITTEES,
              ATTENDANCE AT MEETINGS AND COMPENSATION OF DIRECTORS

         Both the Corporation's and the Bank's by-laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time.

         EXECUTIVE COMMITTEE OF THE CORPORATION. The Corporation has an Executive Committee that currently functions as an investment committee, as well as recommends policies and procedures for the Corporation and would address stockholder proposals, if any. This committee consists of the following six members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Craig G. Litchfield, Edward H. Owlett, III Leonard Simpson and James E. Towner. During 2002, the Executive Committee held seven meetings.

         NOMINATING COMMITTEE. The Nominating Committee for each of the Corporation and the Bank, which was formed pursuant to an action of the Board of Directors in April, 2002, consists of the following five independent members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Edward H. Owlett, III, Leonard Simpson and James E. Towner. This committee is responsible for the interviewing and recommending of candidates for nomination to the Board, which was previously done by the Executive Committee. The newly formed Nominating Committee held no meetings during 2002. The Executive Committee, acting in the capacity of the Nominating Committee (prior to its formation) held one meeting during 2002

         EXECUTIVE COMMITTEE. The Bank has an Executive Committee consisting of six members of the Board of Directors who are as follows: R. Robert DeCamp, R. Bruce Haner, Craig G. Litchfield, Edward H. Owlett, III, Leonard Simpson and James E. Towner. The function of this committee is to recommend policy procedures. During 2002, the Executive Committee held nine meetings.

         COMPENSATION COMMITTEE. The Compensation Committee of the Bank, which held two meetings in 2002, consists of the following five non-employee members of the Board of Directors: R. Robert DeCamp, R. Bruce Haner, Edward H. Owlett, III, Leonard Simpson and James E. Towner. The committee is charged with reviewing compensation for all officers and employees of the Corporation and the Bank and administering the retirement and benefit plans of the Corporation and Bank.

         TRUST INVESTMENT COMMITTEE. The Trust Investment Committee of the Bank, which met eleven times in 2002, consists of five members of the Board of Directors; namely, Leonard Simpson, Dennis F. Beardslee, Susan E. Hartley, Edward L. Learn and Ann M. Tyler. Thomas L. Briggs and Deborah E. Scott, each of whom is an Executive Vice President and Senior Trust Officer of the Bank, are also members of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishments of all fiduciary relationships.

         ASSET LIABILITY COMMITTEE. The Bank also has an Asset Liability Committee, which consists of Board members R. Robert DeCamp, Jan E. Fisher, Craig G. Litchfield, Edward H. Owlett, III and Ann M. Tyler, as well as Brian L. Canfield, Senior Executive Vice President of the Bank, and Mark A. Hughes, Executive Vice President and Chief Financial Officer of the Bank. The Asset Liability Committee met twelve times during 2002. The purpose of the committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time and function as an investment committee.

         AUDIT COMMITTEE. The Audit Committee of the Corporation, which held four meetings in 2002, consists of seven non-employee members of the Board of Directors. The members of the Committee are R. Bruce Haner, Karl W. Kroeck, Leo
F. Lambert, Edward L. Learn, Edward H. Owlett, III, James E. Towner and Ann M. Tyler. In addition to the four meetings of the Audit Committee, the chairman of the committee met with representatives of Parente Randolph, PC, the Bank's internal audit department and management to discuss the Corporation's quarterly 10-Q filings in May, August and November, 2002. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports from those persons.

         The Board of Directors of the Corporation has adopted a written charter for the Audit Committee. All members of the Committee are independent, as defined by the American Stock Exchange (AMEX) and Nasdaq listing standards.

     Audit Fees. Parente Randolph, PC billed the Corporation aggregate fees of $62,300 for the audit of the Corporation's annual financial statements and for the reviews of the financial statements included in the Corporation's Forms 10-Q, all for the year ended December 31, 2002.

     Financial Information Systems Design and Implementation Fees. Parente Randolph, PC did not render services to the Corporation for financial information systems design and implementation, including the types of services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the 2002 fiscal year. Accordingly, Parente Randolph, PC did not bill the Corporation for such services.

     All Other Fees. For the 2002 fiscal year, Parente Randolph, PC billed $30,600 in fees for all services other than those described above. These fees were for the following services:

         Audit of management's assertions regarding internal
           control over financial reporting                        $13,200
         Tax returns                                                 6,000
         Other tax and audit-related services                        2,500
         Audits of employee benefit plans                            8,900


     The Audit Committee has considered whether the provisions of these other services is compatible with maintaining Parente Randolph, PC's independence.

                             AUDIT COMMITTEE REPORT


         The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements dated December 31, 2002 with management. They also have discussed with Parente Randolph, PC, the independent auditors of the Corporation, the matters for discussion as specified by the AICPA Statement of Auditing Standards No. 61. The Audit Committee has received from Parente Randolph, PC the written communications required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Parente Randolph, PC, its independence. Based on their review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.


      Members of the Audit Committee,


      Edward H. Owlett, III, Chairman             Edward L. Learn
      R. Bruce Haner                              James E. Towner
      Karl W. Kroeck                              Ann M. Tyler
      Leo F. Lambert

         DIRECTORS' ATTENDANCE AND COMPENSATION. The Board of Directors of the Corporation met thirteen times and the Board of Directors of the Bank met fifteen times in 2002. The Board of Directors also held two quarterly Executive Sessions and Independent Directors Meetings in 2002. The Executive Sessions include only members of the Board of Directors and the Independent Directors Meetings include only non-employee members. All of the directors attended at least 75% or more of the meetings of the Corporation and its committees of which they were members, except F. David Pennypacker, who attended 63% and was excused by the Board of Directors for medical reasons. Mr. Pennypacker has resigned from the Board of Directors for medical reasons effective as of February 27, 2003.

         All directors of the Corporation are directors of the Bank. Each director who is not an officer of the Corporation or Bank received an annual retainer of $12,000, an attendance fee of $100 for each meeting of the Board attended through November and $200 for attending the December meeting. In addition, each such director received a fee of $100 for attendance at each committee meeting. The aggregate amount of directors' retainers and fees paid during 2002 was $201,000.


         A Referral Program was established in 2002 whereby the members of the Bank's Advisory Boards receive a cash reward for referrals resulting in a sale of a consumer or business product. In 2002, members of the Corporation's Board of Directors received a total of $675 in referral awards.

         Effective in 2001, each member of the Corporation's Board of Directors and Advisory Board who receives retainers and fees may elect to receive such retainers and fees in the form of either cash or Corporation common stock, or a combination of cash and Corporation common stock. To the extent such members elect to receive payment of retainers and fees in the form of Corporation common stock, such stock is purchased through the Corporation's dividend reinvestment plan.


                   CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the current executive officers of the Corporation and the Bank.

NAME AND POSITION FOR LAST FIVE YEARS                                                                     AGE
Craig G. Litchfield                                                                                         55
   President and Chief Executive Officer of the Corporation and the Bank since January, 1997

Brian L. Canfield                                                                                           51
   Senior Executive Vice President and Branch System Administrator since April, 1999; formerly
   Executive Vice President and Branch System Administrator since April, 1997

Dawn A. Besse                                                                                               51

   Executive Vice President and Sales & Service Coordinator since August, 2000; formerly
   Business Banking Territory Sales Manager for PNC Bank

Thomas L. Briggs                                                                                            52
   Executive Vice President and Senior Trust Officer since April, 1997

Mark A. Hughes                                                                                              41
   Treasurer of the Corporation since November, 2000; Executive Vice President and Chief
   Financial Officer of the Bank since August, 2000; formerly Principal and Manager of Parente
   Randolph, PC

Matthew P. Prosseda                                                                                         41
   Executive Vice President and Commercial Loan Coordinator since April, 1997

Deborah E. Scott                                                                                            43
   Executive Vice President and Senior Trust Officer since September, 1999; formerly Vice
   President and Trust Officer of the Bank since January, 1998


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee ("Committee") of the Board of Directors establishes compensation policies, plans and programs which are intended to accomplish three objectives: to attract and retain highly capable and well qualified executives; to focus executives' efforts on increasing long-term stockholder value; and to reward executives at levels which are reasonable and competitive within the marketplace for similar positions and commensurate with the performance of each executive and of Citizens & Northern. Each member of the Committee is an independent non-employee director. The Committee establishes the salaries of the other executive officers with input from the Chief Executive Officer and the Board of Directors reviews all decisions relating to the compensation of the executive officers.

         The key elements in Citizens & Northern's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual cash bonus incentive compensation, long-term incentive compensation, and equitable retirement benefits.

         Annual compensation for the Chief Executive Officer is determined in essentially the same way as for other executives, recognizing that the CEO has overall responsibility for the performance of Citizens & Northern. The Committee believes that the CEO compensation should be heavily influenced by the performance of the Corporation.

Base salaries and compensation programs are set at levels competitive with peer banking institutions and are adjusted for individual performance. To develop peer groups for Citizens & Northern, Ben S Cole Financial Incorporated (Cole Financial) collected market pay data from surveys covering the banking industry. Cole Financial then analyzed the compensation of Citizens & Northern's executive officers as compared with compensation packages offered by U.S. financial institutions of similar asset or revenue size, as applicable.


         In establishing his base salary, the Committee reached the following conclusions regarding company performance: Survey comparison of Citizens & Northern established a survey Peer Group of 40 independent banks whose 2001 average asset size equaled C&N's, and further narrowed their Peer Group to a Core Group of 21 banks. According to the survey, Citizens & Northern Corporation's return on average assets (ROA) for 2001 was 1.50%, while the Core Group's ROA was 1.53% and the Peer Group's ROA was 1.14%. Mr. Litchfield's 2001 base salary of $260,400 is 5% below Core Group CEO's who receive a similar compensation package; however, his total compensation with bonus and incentives falls to 91% of par behind Core Group CEOs. In December 2001, the Committee established the Chief Executive Officer's 2002 base salary at $273,000, representing a 4.8% increase over 2001.

         The compensation of the Chief Executive Officer and executive officers is reviewed annually by the Committee, except for decisions about awards under the Incentive Award Plan. The incentive opportunities in the Incentive Award Plan apply to meeting the Threshold, Target and Maximum levels of C&N Corporation's Return on Average Assets as compared to peers and growth in noninterest revenue compared to selected benchmarks. The Executive Officer Performance Criteria Weighting for 2002 applied 60% to Corporate performance and 40% for Individual performance. The CEO Performance Criteria Weighting for 2002 applied 80% to Corporate performance and 20% for Individual performance. C&N's Incentive Award Plan target and maximum award for 2002 was 40% and 60%, respectively, of base compensation for the CEO. In 2001, the CEO Incentive Award was 37% of base compensation, substantially equal to the cash bonuses awarded to the Peer Group CEOs in 2001.

         The Corporation approved a non-qualified Supplemental Executive Retirement Plan effective January 1, 1989. It was designed for the purpose of retaining talented executives and to promote in these executives a strong interest in the long-term, successful operation of the Corporation. Since the Bank's Pension Plan provides a substantially reduced benefit as a percentage of final compensation for the executive officers as compared to non-executives, the Supplemental Executive Retirement Plan is intended to supplement the total retirement benefit package of the covered executives. The Supplement Executive Retirement Plan is an unfunded plan and is subject to the general creditors of the Corporation.

         The Corporation approved a Stock Incentive Plan effective January 1, 1995. The Stock Incentive Plan is designed to advance the development, growth and financial condition of the Corporation while attracting, retaining and rewarding executives.

         The Committee believes that the concepts discussed above further the stockholders' interests since a significant part of executive compensation is based on obtaining results for the stockholders. The Committee bases its review on experience of its own members, on information requested from management and information compiled by various independent compensation consultants. The Committee believes that the program encourages responsible management of the Corporation.

               Members of the Compensation Committee,

               R. Robert DeCamp, Chairman                  Leonard Simpson
               R. Bruce Haner                              James E. Towner
               Edward H. Owlett, III

                             EXECUTIVE COMPENSATION

         The following table contains information with respect to annual compensation for services in all capacities to the Corporation and Bank for the fiscal years ended December 31, 2002, 2001 and 2000 of those persons who were, at December 31, 2002, (i) the Chief Executive Officer and (ii) the four (4) other most highly compensated executives to the extent such persons' total salary and bonus exceeded $100,000:


                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                   LONG-TERM COMPENSATION

                                                                          Awards
                                                                 Restricted                All Other
                                                                   Stock       Options      Compen-
Name and                                  Salary      Bonus      Awards (1)   Awards (1)   sation (2)
Principal Position             Year         ($)        ($)          ($)          (#)           ($)
--------------------------------------------------------------------------------------------------------------

CRAIG G. LITCHFIELD             2002      273,000    141,032       17,595        6,270         29,382
   Chairman, President and      2001      260,400    116,378            0            0         29,382
   CEO                          2000      248,000     89,317        6,338        2,870         27,299

BRIAN L. CANFIELD               2002      126,204     54,331        8,798        3,135         19,665
   Senior Executive Vice        2001      119,610     47,801            0            0         17,053
   President and Branch         2000      113,620     35,074        3,179        1,435         14,026
   System Administrator


MARK A. HUGHES                  2002      131,248     47,085        6,579        2,352         17,151
   Executive Vice President     2001      125,000     40,725            0            0         14,272
   And Chief Financial Officer  2000       50,769     13,962        2,390        1,077              0


MATTHEW P. PROSSEDA             2002      116,890     41,825        6,579        2,352         14,533
   Executive Vice President     2001      111,020     36,615            0            0         13,181
   and Commercial Loan          2000      105,735     27,200        2,390        1,077         11,431
   Coordinator

DEBORAH E. SCOTT                2002      115,589     40,687        6,579        2,352         14,440
   Executive Vice President     2001      106,964     35,458            0            0         12,743
   And Senior Trust Officer     2000      101,764     27,985        2,390        1,077          9,923

 (1) Determined by multiplying the market value of the Corporation's common stock on the date of grant by the number of shares awarded. Recipients receive dividends on, and have rights to vote, shares of restricted stock. The awards of restricted shares of Corporation common stock and stock options granted on January 2, 2002, at the closing price of $25.50 per share, were based on performance for the year ended December 31, 2001. The following awards were granted on January 2, 2003 at the closing price of $31.10 per share, based on performance for the year ended December 31, 2002: Mr. Litchfield, 533 restricted shares and 4,802 stock options; Mr. Canfield, 267 restricted shares and 2,400 stock options; Mr. Hughes, 200 restricted shares and 1,800 stock options; Mr. Prosseda, 200 restricted shares and 1,800 stock options; and Mrs. Scott, 200 restricted shares and 1,800 stock options. The restricted shares vest in three equal annual increments on the anniversaries of the awards.

(2) Includes 2002 (a) contributions to the following accounts under the Bank's Savings & Retirement Plan (401k): Mr. Litchfield, $16,000; Mr. Canfield, $13,952; Mr. Hughes $13,758; Mr. Prosseda, $12,251; and Mrs. Scott, $12,003, and (b) allocations to the following Non-Qualified Supplemental Executive Retirement Plan accounts: Mr. Litchfield, $18,860; Mr. Canfield $5,713; Mr. Hughes $3,393; Mr. Prosseda $2,282; and Mrs. Scott, $2,437


                              STOCK INCENTIVE PLAN

         In 1995, the Corporation's Board of Directors adopted and the stockholders approved the Citizens & Northern Corporation Stock Incentive Plan. The purpose of the Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of the capital stock in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation and its subsidiaries.

         The Board of Directors granted 27,380 qualified stock options under the Stock Incentive Plan in January 2003 for key officers of the Bank, based on performance for the year ended December 31, 2002. 36,161 shares were granted under options in January 2002, based on performance for 2001, and 16,015 shares were granted in 2000. The period of the options is ten (10) years, commencing from the date of the grant, and are exercisable six (6) months from the grant date. Once the options are exercisable, all or a portion of the available exercisable options may be exercised at any time within the ten (10) year period from the grant date. If employment with the Bank terminates, except in the event of death or disability, the optionee has three (3) months from the date of termination to exercise any exercisable options outstanding as of the date of cessation of employment. In the event of an optionee's death or disability, the optionee or their legal representative may exercise any options to which the optionee was entitled as of the date of cessation of employment.


         The Board of Directors also granted 3,054 shares of restricted stock under the Stock Incentive Plan in January 2003 based on 2002 performance. 3,924 shares were granted in January 2002 for 2001 performance and 1,693 shares were granted in 2000. Restricted stock awards require no payment from the selected officers and vest ratably over three (3) years.


         After the awards granted for 2002 performance in January 2003, there are 34,753 shares reserved for future grants under the Stock Incentive Plan.

                                  OPTION GRANTS

         The following table sets forth information concerning stock options granted in 2002 under the Stock Incentive Plan to the Chief Executive Officer and the four most highly compensated executives of the Corporation named in the Summary Compensation Table:

                                            % of Total                                   Potential Realizable
                        Number of             Options                                       Value at Assumed
                        Securities            Granted      Exercise                     Annual Rates of Stock
                        Underlying         to Employees     or Base                      Price Appreciation for
                         Options            in Fiscal        Price        Expiration         Option Term (1)
      Name               Granted               Year        ($/Share)         Date          5%            10%
-------------------------------------------------------------------------------------------------------------------

Craig G. Litchfield        6,270              17.34%         $25.50        1/02/2012     $100,551     $254,816

Brian L. Canfield          3,135               8.67%         $25.50        1/02/2012     $ 50,275     $127,408

Mark A. Hughes             2,352               6.50%         $25.50        1/02/2012     $ 37,719     $ 95,586

Matthew P. Prosseda        2,352               6.50%         $25.50        1/02/2012     $ 37,719     $ 95,586

Deborah E. Scott           2,352               6.50%         $25.50        1/02/2012     $ 37,719     $ 95,586

(1) Represents the difference between the market value of the common stock for which the option may be exercised, assuming that the market value of the common stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the common stock.

                 AGGREGATED STOCK OPTIONS EXERCISED DURING 2002
                           AND YEAR-END OPTION VALUES

         The following table sets forth information concerning the exercise during 2002 of options granted under the Stock Incentive Plan by the five most highly compensated executives of the Corporation named in the Summary Compensation Table:


                        Number                        Number of Securities
                          of           Value         Underlying Unexercised    Value of  Unexercised
                        Shares       Realized              Options at         In-the-Money Options on
                       Acquired      on Shares          December 31, 2002       December 31, 2002 (2)
        Name          On Exercise   Acquired (1)   Exercisable Unexercisable Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------
Craig G. Litchfield      1,000       9,250           22,090        2,800        $99,338        $8,000

Brian L. Canfield        1,000       7,790            9,470        1,100        $42,969        $3,200

Mark A. Hughes               0           0            3,429            0        $24,514        $    0

Matthew P. Prosseda          0           0            8,879        1,000        $41,914        $2,800

Deborah E. Scott             0           0            4,929          750        $28,114        $2,400


(1) Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2) Represents the difference between the aggregate market value at December 31, 2002 of the shares subject to the options and the aggregate option price of those shares.


                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information concerning the Stock Incentive Plan and Independent Directors Stock Incentive Plan, both of which have been approved by the security holders. The figures shown are for the year ended December 31, 2002. The awards that were awarded in January 2003 are not included in the table below. The stockholders have approved all of the Corporation's equity compensation plans.


                                                                                        Number of Securities
                                    Number of Securities      Weighted-Average          Remaining Available for
                                    To be Issued Upon         Exercise Price of         Future Issuance Under
                                    Exercise of               Outstanding               Equity Compensation
                                    Outstanding Options       Options                   Plans
-------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security Holders            120,489                   $27.17                         96,829

                                PERFORMANCE GRAPH

         Set forth below is a chart comparing the Corporation's cumulative return to stockholders against the cumulative return of the S&P 500 Index and a Peer Group Index of similar banking organizations selected by the Corporation for the five year period commencing December 31, 1997 and ending December 31, 2002. The index values are market-weighted dividend-reinvestment numbers which measure the total return for investing $100.00 five years ago. This meets Securities & Exchange Commission requirements for showing dividend reinvestment share performance over a five year period and measures the return to an investor for placing $100.00 into a group of bank stocks and reinvesting any and all dividends into the purchase of more of the same stock for which dividends were paid.


                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

       12/31/97   12/31/98   12/31/99   12/31/00    12/31/01      12/31/02

                              [GRAPH PLOT POINTS]


                                                                    PERIOD ENDED
                                        AS OF
                                       12/31/97   12/31/98   12/31/99   12/31/00    12/31/01      12/31/02
         C&N                           $ 100.00   $ 107.76    $  85.29  $   66.65   $   91.31     $ 114.80
         Peer Group                    $ 100.00   $ 126.54    $ 108.15  $   82.81   $  113.37     $ 142.61
         S&P 500 Index                 $ 100.00   $ 128.55    $ 155.60  $  141.42   $  124.63     $  96.95

         All ten institutions in the peer group selected by the Corporation are headquartered in Pennsylvania, have total assets of $300 Million to $1.7 Billion and market capitalization of at least $25 Million. This peer group consists of ACNB Corporation, Gettysburg; CNB Financial Corporation, Clearfield; Community Banks, Inc., Millersburg; Drovers Bancshares Corporation, York; First Chester County Corporation, West Chester; Franklin Financial Services Corporation, Chambersburg; Penseco Financial Services Corporation, Scranton; Penn Rock Financial Services Corporation, Blue Ball; Penns Woods Bancorp, Inc., Jersey Shore; and Sterling Financial Corporation, Lancaster. The same peer group was used in 2002. The data for this graph was obtained from SNL Financial L.C.


                                  PENSION PLAN

         The Citizens & Northern Bank Pension Plan (the "Plan") is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Plan is intended to provide a defined retirement benefit to participants without regard to the profits of the Bank. Employees are neither required nor permitted to contribute to the Plan. Annual contributions by the Bank are determined actuarially. To participate in the Plan, an employee must be 18 years of age and have completed one year of service. A participant's retirement benefit, which becomes fully vested after 5 years of service, is based on compensation and credited service with the Bank. For purposes of determining a retirement benefit, the term "compensation" is defined to include an employee's total remuneration received from the Bank, including base salary, bonus and overtime. Benefits are a percentage of the average compensation for the five consecutive years of highest compensation preceding retirement, multiplied by the number of years of completed service, up to 25 years. The Bank's Trust and Financial Services Department serves as Trustee under the Plan.

         The following table indicates, for purposes of illustration, the approximate amounts of annual retirement income which would be payable under the terms of the Plan, in the form of a straight life annuity, to a participant who retired as of December 31, 2002, at age 65, under various assumptions as to compensation and years of credited service. For 2002, the Pension Plan benefits are determined on only the first $200,000, as indexed, in compensation as determined by the Commissioner of the Internal Revenue Service and as prescribed by law.

                               PENSION PLAN TABLE

                                                          Years of Credited Service
         Average Annual Compensation             15                20           25 (or more)
         ----------------------------       -----------------------------------------------------
            $100,000                          $19,404           $25,872            $32,340
            $125,000                          $25,217           $33,622            $42,028
            $150,000                          $31,029           $41,372            $51,715
            $175,000                          $36,842           $49,122            $61,403
            $200,000  and over                $42,654           $56,872            $71,090


         The credited years of service under the Plan as of December 31, 2002 was 30 years for Mr. Litchfield, 25 years for Mr. Canfield, 2 years for Mr. Hughes, 9 years for Mr. Prosseda, and 5 years for Mrs. Scott.

         In December 1989, the Bank established a non-qualified supplemental executive retirement plan for certain key executive employees ("Executive Plan"). The Executive Plan provides a retirement benefit for executives who retire after attaining age 55 and 5 years of plan service in an amount determined annually by the Directors. The Board of Directors may terminate the Executive Plan at any time. In 2002, the amounts accrued pursuant to the Executive Plan for the accounts of the officers named in the Summary Compensation Table set forth herein, is included as "All Other Compensation". Future estimated benefits do not take compensation into consideration.

                                  SAVINGS PLAN

         The Citizens & Northern Savings and Retirement Plan ("Savings Plan") is qualified under Section 401(k) of the Internal Revenue Code. It allows a participant to authorize the deposit into the Plan of before tax earnings of from 1% to 15% of his compensation. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant during 2002 was Eleven Thousand Dollars ($11,000.00) plus One Thousand Dollar ($1,000.00) catch-up contribution if over age 50, also subject to a $200,000 compensation limit. All officers and employees of the Bank, including the officers named in the Summary Compensation Table set forth herein, are eligible to participate in the 401(k) Plan. A participant also may make voluntary contributions to the Savings Plan from after tax savings of up to 10% of the participant's compensation. The Bank is required to contribute a basic employer contribution equal to 2% of each eligible participant's compensation; in addition, the Bank may make a discretionary basic contribution. The total actual basic employer contribution for 2002 was equal to 4%. In addition, the Bank makes matching contributions equal to 100% of a participant's before tax contributions up to 3% of compensation and equal to 50% of such contributions between 3% and 5% of compensation. The Bank's basic employer contributions are invested in the common stock of the Corporation. All participants' contributions and the Bank's matching contributions for 2002, at the participants' election, were invested in a choice of eight investment funds maintained by the Bank as Trustee. In 2002, the Bank's contribution to the Savings Plan for the accounts of the officers named in the Summary Compensation Table set forth herein is included as "All Other Compensation". Substantially all officers and employees of the Bank are eligible to participate in the Savings Plan.

                              INCENTIVE AWARD PLAN

         The Board of Directors has adopted an Incentive Award Plan for certain members of the management group of the Bank in order to promote a superior level of performance regarding the Bank's financial goals and to attract and retain competent management. Under the Incentive Award Plan, if predetermined performance goals are realized by the Bank in a given fiscal year, the participants will receive awards based upon the target or maximum levels of payout as determined by the Plan.

         Pursuant to the terms of the Incentive Award Plan, immediately before the beginning of each year the Compensation Committee of the Board of Directors of the Bank will designate the participants in the Incentive Award Plan and set a minimum and maximum level of awards for each class of participants and the individual performance and financial goals of the Bank or appropriate unit to be achieved. The Compensation Committee, at its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan are paid in cash as soon as practical after the end of a plan year.


                              CERTAIN TRANSACTIONS

         Certain directors and officers of the Corporation and the Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Bank in the ordinary course of business during the year ended December 31, 2002. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.


PROPOSAL 2 - APPROVAL AND ADOPTION OF THE SECOND AMENDMENT TO THE CITIZENS &
             NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN

         On January 23, 2003, the Board of Directors of the Corporation adopted a Second Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan (the "Stock Incentive Plan") in order to insure that there are sufficient shares available for future awards. The Stock Incentive Plan was originally adopted by the Board of Directors on January 19, 1995 and approved by the stockholders on April 18, 1995. The First Amendment to the Stock Incentive Plan was adopted by the Board of Directors of the Corporation on December 17, 1998 and approved by the stockholders on April 20, 1999.

         The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Citizens & Northern Corporation and each subsidiary thereof as defined in Section 424 of the Internal Revenue Code of 1986, as amended, by providing incentives through participation in the appreciation of the capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing.

         As adopted, the Stock Incentive Plan authorized the granting of certain options to employees of the Corporation and each subsidiary of the Corporation, including but not limited to Citizens & Northern Bank. The maximum number of shares of the Common Stock issuable under the Stock Incentive Plan was initially fixed at Sixty Thousand (60,000) shares, and increased to One Hundred Eighty Thousand (180,000) shares pursuant to the First Amendment.

         The Board of Directors directed and ordered that the Second Amendment to the Stock Incentive Plan be submitted to the stockholders of the Corporation for their approval and adoption at the 2003 Annual Meeting of Stockholders to be held on April 15, 2003. The following is a brief summary of the Second Amendment adopted by the Board of Directors on January 23, 2003 (a copy of the full text of the Second Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan is attached as Exhibit A to this Proxy Statement):

         o Increase in the number of shares issuable under the Stock Incentive Plan from One Hundred Eighty Thousand (180,000) shares to Four Hundred Thousand (400,000) shares.

         The Second Amendment is being submitted to the stockholders of the Corporation for their approval. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting on this proposal is necessary for the adoption of the amendment.

         The Board of Directors recommends a vote "FOR" the Proposal to approve and adopt the Second Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan.

         PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Parente Randolph, PC, formerly Parente, Randolph, Orlando, Carey & Associates, has been the independent public accounting firm appointed by the Bank since 1981, and has been selected by the Board as the independent public accounting firm for the Corporation and the Bank for 2003. No member of the firm or any of its associates has a financial interest in the Corporation. In addition to auditing the Corporation's financial statements, Parente Randolph, PC audits management's assertions regarding internal controls over financial reporting (as required by the FDIC), audits the Corporation's profit sharing and defined benefit pension plans, prepares the Corporation's income tax returns and provides occasional assistance related to technical and accounting and tax matters. Non-audit services are considered to have no effect on the independence of accountants. A representative of Parente Randolph, PC is expected to be present at the Annual Meeting to answer appropriate questions from stockholders and will be afforded an opportunity to make any statement that the firm desires.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of Parente Randolph, PC as independent auditors of the Corporation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during 2002 and Forms 5 and amendments thereto furnished to the Corporation with respect to 2002, no director, officer or ten percent stockholder or any other person subject to Section 16 of the Exchange Act, failed to make on a timely basis during 2002 or prior fiscal years any reports required to be filed by Section 16(a) of the Exchange Act.


                              STOCKHOLDER PROPOSALS

         The Corporation's 2004 Annual Meeting of stockholders is scheduled to be held in April 2004. Any stockholder who intends to present a proposal at the 2004 Annual Meeting and who wishes to have the proposal included in the Corporation's proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation's executive offices, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, by November 19, 2003. Citizens & Northern must receive notice of all other stockholder proposals for the 2004 annual meeting delivered or mailed no less than 14 days nor more than 50 days prior to the Annual Meeting; provided, however, that if less than twenty-one days notice of the annual meeting is given to stockholders then the Corporation must receive notice not less than seven days following the date on which notice of the annual meeting was mailed. If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely. The Corporation reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the 2004 annual meeting with respect to any untimely shareholder proposals.

                                  OTHER MATTERS

         The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.


                             ADDITIONAL INFORMATION

         The Corporation's Annual Report on Form 10-K for the year 2002, including financial statements as certified by Parente Randolph, PC, was mailed with this Proxy Statement on or about March 18, 2003, to the stockholders of record as of the close of business on February 28, 2003.

         AN ADDITIONAL COPY OF THE CORPORATION'S 2002 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED FREE OF CHARGE TO STOCKHOLDERS. WRITTEN REQUEST SHOULD BE DIRECTED TO THE TREASURER, CITIZENS & NORTHERN CORPORATION, 90-92 MAIN STREET, WELLSBORO, PA, 16901, OR BY PHONE AT 570-724-3411.




                                  By Order of the Board of Directors,

                                  Kathleen M. Osgood
                                  Corporate Secretary

Dated:  March 18, 2003

                                                                       EXHIBIT A

                             SECOND AMENDMENT TO THE
                         CITIZENS & NORTHERN CORPORATION
                            1995 STOCK INCENTIVE PLAN


         1. PURPOSE. The purpose of this Second Amendment ("Second Amendment") to the Citizens & Northern Corporation 1995 Stock Incentive Plan (the "Plan") is to adopt a change to the Plan as a result of a recommendation by the Executive Committee of the Board of Directors ("Board") of Citizens & Northern Corporation. All terms, conditions and provisions of the Plan unless specifically modified herein are valid and enforceable.

         2. AMENDED PROVISION. Paragraph 3 of the Citizens & Northern Corporation 1995 Stock Incentive Plan, as amended, is further amended to increase the number of issuable shares from 180,000 to 400,000, thereby modifying the first sentence thereof to provide as follows:

                  The shares of stock that may be issued under the Plan shall not exceed in the aggregate four hundred thousand (400,000) shares of the Corporation's common stock, par value $1.00 per share (the "Stock"), as may be adjusted pursuant to paragraph 18 hereof.

         3. EFFECTIVE DATE. This Second Amendment shall become effective as of the date it is adopted by the Board, so long as the stockholders of Citizens & Northern Corporation approve it within twelve (12) months after the date of the Board's adoption.

                         CITIZENS & NORTHERN CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 15, 2003

The undersigned hereby appoints Dennis F. Beardslee and Edward L. Learn, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, April 15, 2003, at 2:00 P.M. (local time), at the Arcadia Theatre, 50 Main Street, Wellsboro, Pennsylvania 16901, and at any adjournments thereof, and to vote as follows:


1. ELECTION OF CLASS I DIRECTORS.
   Nominees:  R. Robert DeCamp, Edward H. Owlett, III and James E. Towner.

   [ ] VOTE FOR all nominees listed above (except as marked to the contrary below) [ ] VOTE WITHHELD from all nominees listed above.


       -----------------------------------------------------------------------------------------------------------------------------
       (INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)


2. APPROVAL AND ADOPTION OF THE SECOND AMENDMENT TO THE CITIZENS & NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN.

   [ ] VOTE FOR                [ ] VOTE AGAINST                    [ ] ABSTAIN


3. APPROVAL OF THE APPOINTMENT OF THE FIRM OF PARENTE RANDOLPH, PC AS INDEPENDENT AUDITORS.

   [ ] VOTE FOR                [ ] VOTE AGAINST                    [ ] ABSTAIN


4. OTHER MATTERS.  In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             Dated: _____________________, 2003


                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature


      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.